EXHIBIT 4.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our report dated September 12, 2006 on the statements of condition and related securities portfolios of Van Kampen Unit Trusts, Series 603 (Enhanced Sector Strategy, Basic Materials Portfolio 2006-3, Enhanced Sector Strategy, Consumer Goods Portfolio 2006-3, Enhanced Sector Strategy, Consumer Services Portfolio 2006-3, Enhanced Sector Strategy, Energy Portfolio 2006-3, Enhanced Sector Strategy, Financials Portfolio 2006-3, Enhanced Sector Strategy, Health Care Portfolio 2006-3, Enhanced Sector Strategy, Industrials Portfolio 2006-3, Enhanced Sector Strategy, Technology Portfolio 2006-3, Enhanced Sector Strategy, Telecommunications Portfolio 2006-3, Enhanced Sector Strategy, Utilities Portfolio 2006-3 and The Dow Jones Total Market Portfolio Enhanced Index Strategy 2006-3) as of September 12, 2006 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm."



                                                              Grant Thornton LLP

New York, New York
September 12, 2006